UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

NEW ARISTOTLE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32970	20-5196741
(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (zip code)

(708) 450-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 26, 2006, Alberto-Culver Company, the parent company of New Aristotle Holdings, Inc., issued a press release announcing its financial results for the fourth fiscal quarter and full fiscal year ended September 30, 2006. The full text of the press release is attached hereto as Exhibit 99.

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In connection with the proposed transaction, New Sally Holdings, Inc. has filed a registration statement on Form S-4 (Registration No. 333-136259) with the Securities and Exchange Commission (“SEC”), which was declared effective on October 11, 2006. The registration statement contains a definitive proxy statement/prospectus-information statement, which was mailed to stockholders of Alberto-Culver on or about October 13, 2006. Investors are urged to carefully read the definitive proxy statement/prospectus-information statement and any other relevant documents filed with the SEC because they contain important information. Investors are able to obtain the definitive proxy statement/prospectus-information statement and all relevant documents filed by Alberto-Culver Company, New Sally Holdings, Inc. or New Aristotle Holdings, Inc. with the SEC free of charge at the SEC’s website www.sec.gov or from Alberto-Culver Investor Relations at 2525 Armitage Avenue, Melrose Park, IL 60160, (708) 450-3117.

The directors, executive officers and other members of management and employees of Alberto-Culver Company may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Alberto-Culver Company’s shareholders under the rules of the SEC is set forth in public filings filed by Alberto-Culver Company with the SEC and are set forth in the definitive proxy statement/prospectus-information statement. Information concerning Alberto-Culver Company’s participants in the solicitation is contained in Alberto-Culver Company’s Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2005.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The following exhibit is included herein.

Number	Description
99	Press Release dated October 26, 2006 of Alberto-Culver Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW ARISTOTLE HOLDINGS, INC.

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief Financial Officer

Date: October 27, 2006

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Exhibit Index

Number	Description
99	Press Release dated October 26, 2006 of Alberto-Culver Company

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